Exhibit 99.1

January 17, 2006	Edward M. Liddy Chairman & Chief Executive Officer

Steven R. Rogel

Chairman - Nominating & Governance Committee

The Kroger Co.

Chairman, President & CEO

Weyerhaeuser Company

33663 Weyerhaeuser Way South

Federal Way, WA 98003

Steve,

As you are aware, recently developed corporate governance standards recommend that a sitting CEO limit the number of public company outside boards on which he/she serves to two. I currently serve on three boards but it is my strong desire to be in compliance with these standards.

Thus, I am tendering my resignation from the Board of Directors of The Kroger Co. effective January 19th. I do so with regret. I have great confidence in our company’s CEO, the management team and the board. Likewise, I’m convinced that the strategic course the company has charted is appropriate, dynamic and destined for success. My regret is that I will not be on the board to enjoy either the journey or the celebration at journey’s end.

cc:	David B. Dillon
Paul W. Heldman

Allstate Insurance Company

2775 Sanders Road, F9 • Northbrook, IL 60062 • 847/402-6702